Exhibit 99.1

Roivant Sciences Announces Close of Business Combination with Montes Archimedes Acquisition Corp. and Concurrent PIPE Financing

-	Roivant will begin trading on Nasdaq under the ticker “ROIV” later today

-	R&D Day presentations from September 28th highlighting Roivant’s pipeline and discovery platform available on Roivant’s investor page

BASEL, Switzerland, LONDON, NEW YORK, and BOSTON, October 1, 2021 — Roivant Sciences, a biopharmaceutical company dedicated to improving the delivery of healthcare to patients, today announced that it has closed its business combination with Montes Archimedes Acquisition Corp. (Nasdaq: MAAC), a special purpose acquisition company, as well as a concurrent PIPE financing.

Outstanding shares and warrants of MAAC have been exchanged for newly issued Roivant shares and warrants, which will begin trading on Nasdaq under the ticker symbols “ROIV” and “ROIVW” later today. At the close of this transaction on September 30, 2021, Roivant’s consolidated cash position is approximately $2.5 billion.

“Roivant was founded to address inefficiencies in the traditional pharma model. As we begin our life as a public company, we now have the opportunity to accelerate that vision and create significant value for patients, shareholders, and society,” said Matt Gline, Chief Executive Officer of Roivant Sciences. “I would like to thank our new investors for their support as we continue to advance transformational medicines and novel modalities.”

In addition, the company announced that Richard Pulik has joined Roivant as Chief Financial Officer. Mr. Pulik brings over twenty years of industry experience.

Prior to joining Roivant, Mr. Pulik was the Global Head of Business Development & Licensing and Portfolio Management, Oncology at Novartis and a member of Novartis’s Innovation Management Board and the Novartis Oncology Leadership Team. Mr. Pulik joined Novartis in 2012 as a Senior Director, Mergers & Acquisitions based in Basel, Switzerland. Earlier in his career Mr. Pulik worked at Bank of America Merrill Lynch, Monitor Group and UBS Investment Bank, focusing on mergers and acquisitions and strategy in the healthcare sector. Mr. Pulik received a B.S. in Finance from The Wharton School and a B.A. in Economics and International Relations at the University of Pennsylvania in 2001.

“I am humbled to join a company that has accomplished so much over the last seven years,” said Mr. Pulik. “I look forward to working with its leadership to create a next-generation biopharma company that develops meaningful medicines for patients around the world.”

Roivant R&D Day

Roivant held a virtual R&D Day on the afternoon of September 28th highlighting the company’s drug discovery platform and recent clinical milestones. Recordings of R&D Day presentations and corresponding slides are available at https://investor.roivant.com/news-events/events.

Advisors

J.P. Morgan Securities LLC served as a financial advisor and capital markets advisor to Roivant and as a lead placement agent for the PIPE. SVB Leerink LLC served as a capital markets advisor to Roivant and as a lead placement agent for the PIPE. Goldman Sachs & Co. LLC served as a financial advisor to Roivant.

Cowen and Company, LLC served as a financial advisor and capital markets advisor to Roivant. Citigroup Global Markets Inc. served as a placement agent for the PIPE. Truist Securities, Inc. served as a capital markets advisor to Roivant and as a placement agent for the PIPE. Davis Polk & Wardwell LLP acted as legal counsel to Roivant. Kirkland & Ellis LLP acted as legal counsel to MAAC. Okapi Partners served as the proxy solicitor for MAAC.

About Roivant Sciences

Roivant’s mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity. Roivant develops transformative medicines faster by building technologies and developing talent in creative ways, leveraging the Roivant platform to launch ‘Vants’ – nimble and focused biopharmaceutical and health technology companies. For more information, please visit www.roivant.com.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are usually identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and variations of such words or similar expressions. The words may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act.

Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts, including statements about the clinical and therapeutic potential of our product candidates and the availability and success of topline results from our ongoing clinical trials and preclinical studies. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.

Although we believe that our plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including, but not limited to, those risks set forth in Item 1A “Risk Factors” of our Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on September 21, 2021. Moreover, we operate in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of our management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors

Roivant Investor Relations

(646) 495-5310

ir@roivant.com

Media

Paul Davis

paul.davis@roivant.com